                                                                    EXHIBIT (AE)


                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 2001-2 Monthly Statement
                     Class A Certificate CUSIP #25466KDL0
                     Class B Certificate CUSIP #25466KDM8

Distribution Date: July 16, 2001               Month Ending:  June 30, 2001

Pursuant to the Series Supplement dated as of January 16, 2001 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 2001-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------
     Series 2001-2                                              Total                  Interest                    Principal
         Class A              31 days at 4.140000000%        $3.565000000            $3.565000000                $0.000000000

         Class B              31 days at 4.440000000%        $3.823333333            $3.823333333                $0.000000000

2.   Principal Receivables at the end of June, 2001
     ----------------------------------------------
 (a) Aggregate Investor Interest                                                                     $29,202,302,132.96

     Seller Interest                                                                                  $7,964,709,312.14

     Total Master Trust                                                                              $37,167,011,445.10

 (b) Group One Investor Interest                                                                     $29,202,302,132.96

 (c) Series 2001-2 Investor Interest                                                                  $1,157,895,000.00

 (d) Class A Investor Interest                                                                        $1,100,000,000.00

     Class B Investor Interest                                                                           $57,895,000.00

3.   Allocation of Receivables Collected During June, 2001
     -----------------------------------------------------

                                                                     Finance Charge         Principal          Yield Collections /
                                                                      Collections          Collections         Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation                                   $414,500,594.03      $4,371,279,761.09               $0.00

     Seller Allocation                                               $118,854,434.75      $1,253,426,393.63               $0.00

 (b) Group One Allocation                                            $414,500,594.03      $4,371,279,761.09               $0.00

 (c) Series 2001-2 Allocations                                        $16,370,799.25        $172,644,730.72               $0.00

 (d) Class A Allocations                                              $15,552,099.28        $164,010,806.77               $0.00

     Class B Allocations                                                 $818,699.97          $8,633,923.95               $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 2001                                                                                     14.71%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 2001                                                                                      1.39%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 2001                                                                                     16.10%


4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the         Deficit Amount
                          SPFAs on this              on this               SPFA                 Investment
                        Distribution Date         Distribution Date       Balance                 Income
     Series 2001-2       $0.00                     $0.00                  $0.00                  $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                                               Total Payments
                         Amount Paid on this                Deficit Amount                      through this
                          Distribution Date            on this Distribution Date              Distribution Date
     Series 2001-2         $0.00                                           $0.00              $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                                                     Deposits into the SIFA
                                                                     on this Distribution Date   SIFA Balance
     Series 2001-2                                                     $4,142,851.88               $0.00

7.   Pool Factors for June, 2001
     ---------------------------
     Class A                                                                                      1.00000000

     Class B                                                                                      1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                                                   Cumulative Investor
                                                                          June, 2001               Charged-Off Amount
 (a) Group One                                                          $170,291,068.17                   $0.00

 (b) Series 2001-2                                                        $6,725,686.12                   $0.00

 (c) Class A                                                              $6,389,336.08                   $0.00

     Class B                                                                $336,350.04                   $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of June, 2001                                                       6.97%                    N/A

9.   Investor Losses for June, 2001
     ------------------------------
                                                                                                     Per $1,000 of Initial
                                                                                     Total          Series Investor Interest
 (a) Group One                                                                         $0.00               $0.00

 (b) Series 2001-2                                                                     $0.00               $0.00

 (c) Class A                                                                           $0.00               $0.00

     Class B                                                                           $0.00               $0.00

10.  Reimbursement of Investor Losses for June, 2001
     -----------------------------------------------
                                                                                                     Per $1,000 of Initial
                                                                                     Total          Series Investor Interest
 (a) Group One                                                                         $0.00               $0.00

 (b) Series 2001-2                                                                     $0.00               $0.00

 (c) Class A                                                                           $0.00               $0.00

     Class B                                                                           $0.00               $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for June, 2001
     ---------------------------------------------------------------
                                                                                                     Per $1,000 of Initial
                                                                                     Total          Series Investor Interest
 (a) Group One                                                                         $0.00               $0.00

 (b) Series 2001-2                                                                     $0.00               $0.00

 (c) Class A                                                                           $0.00               $0.00

     Class B                                                                           $0.00               $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                                                                        $48,862,672.21

 (b) Series 2001-2                                                                                     $1,929,825.00

 (c) Class A                                                                                           $1,833,333.33

     Class B                                                                                              $96,491.67

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                                                                        As a percentage of
                                                                                      Total           Class A Invested Amount
     Series 2001-2 Class B                                                       $144,736,875.00           13.1579%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                                                  Shared Amount         Class B Amount
 (a) Maximum Amount on this Distribution Date                                         $0.00              $86,842,125.00

 (b) Available Amount on this Distribution Date                                       $0.00              $86,842,125.00

 (c) Amount of unreimbursed Drawings on Credit
       Enhancement on this Distribution Date                                          $0.00                       $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                                                                     $55,478.46

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of June, 2001                                              $37,693,412,745.54

                                                                               Delinquent Amount        Percentage of Ending
     Payment Status                                                            Ending Balance           Receivables Outstanding
     30-59 days                                                                     $830,152,493.77            2.20%

     60-179 days                                                                  $1,577,535,629.61            4.19%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------
 (a) Group One (2)                                                                                              3.25%

 (b) Series 2001-2 (3)                                                                                          3.64%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of June, 2001                                                       6.34%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

-------------------------------------------------


 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.


 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(b)),
     (iii) the Investor Charge-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 2001-2 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of January 16, 2001 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2001-2 Master Trust Certificates for the Distribution Date occurring on July 16, 2001:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during June, 2001
     is equal to                                                                                             $6,158,061,183.50

 4.  The aggregate amount of Class A Principal Collections processed during
     June, 2001 is equal to                                                                                    $164,010,806.77

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during June, 2001 is equal to                                                                              $15,552,099.28

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during June, 2001 is equal to                                                              $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                    $0.00

 7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)   with respect to the Class A Required Amount Shortfall                                                         $0.00
           is equal to

     (b)   with respect to the Class A Cumulative Investor Charged-Off                                                   $0.00
           Amount is equal to

     (c)   with respect to the Class A Investor Interest is equal to                                                     $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                $3,921,500.00

 9.  The aggregate amount of Class B Principal Collections processed during
     June, 2001 is equal to                                                                                      $8,633,923.95

10.  The aggregate amount of Class B Finance Charge Collections processed
     during June, 2001 is equal to                                                                                 $818,699.97

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during June, 2001 is equal to                                                              $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                    $0.00

12. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)   with respect to the Class B Required Amount Shortfall                                                         $0.00
           is equal to

     (b)   with respect to the Class B Cumulative Investor Charged-Off                                                   $0.00
           Amount is equal to

     (c)   with respect to the Class B Investor Interest is equal to                                                     $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                  $221,351.88

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of July, 2001.

 Series 2001-2

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer